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                                                                    EXHIBIT 4.05

                            THE KERNEL GROUP, INC.,

                              A TEXAS CORPORATION,

                           1997 INCENTIVE EQUITY PLAN


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                  THE KERNEL GROUP, INC., A TEXAS CORPORATION,

                           1997 INCENTIVE EQUITY PLAN

1.      GENERAL

        1.1     PURPOSE OF THE PLAN

            1.1(a) The Kernel Group, Inc., 1997 Incentive Equity Plan (the
                "Plan") is intended to promote the interests of all of its subsidiaries and, in turn, the interests of The Kernel Group, Inc. Unless the context indicates otherwise, the term "Company" means The Kernel Group, Inc.

            1.1(b) The Plan has several objectives. One of them is to provide the officers (including directors who are also officers) and employees of the Company (and of its parent and subsidiaries), all of whom are responsible for the management, growth and financial success of the Company, with the opportunity to acquire an economic stake through equity ownership in the Company's business and, thereby, generate an increased personal interest in the continued financial success and progress of the Company. A second objective of the Plan is to encourage officers and employees to remain in the service of the Company or its parent or subsidiaries. Another objective is to assist in the recruitment of the best available individuals for positions of responsibility to assist in the expansion of its business operations and financial growth of the Company and its parent and subsidiaries.

        1.2     DEFINITIONS

            1.2(a) "Administrator" means the Board or any committee appointed pursuant to Section 2 of the Plan.

            1.2(b) "Board" means the Board of Directors of the Company.

            1.2(c) "Code" means the Internal Revenue Code of 1986, as amended.

            1.2(d) "Common Stock" means the Common Stock of the Company without par value.

            1.2(e) "Consultant" means any person who is engaged by the Company, its parent or any of its subsidiaries to render consulting or advisory services and is compensated for such services. The term does not include Directors who are not compensated for their services or paid only a Director's fee to serve in such capacity.

            1.2(f) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, its parent or subsidiaries is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company, parent or subsidiary or (ii) transfers between location of the Company or between the Company, parent or subsidiaries, or any successor. An


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                approved leave of absence shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company, parent or subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of an authorized leave of absence is not guaranteed as provided in the preceding sentence, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non Statutory Stock Option.

            1.2(g) "Director" means a member of the Board of Directors of the
                Company, its parent or subsidiaries.

            1.2(h) "Employee" means officers, Directors and employees of the
                Company, its parent or subsidiaries.

            1.2(i) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            1.2(j) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

            1.2(k) "Option" means a stock option granted under the Plan.

            1.2(1) "Optionee" means an Employee or Consultant who receives
                Performance Stock, an Option, Stock Purchase Right or other award under the Plan.

            1.2(m) "Permanent Disability" with respect to Options shall have the meaning prescribed in Section 22(e) of the Code; otherwise this term shall have the meaning prescribed in the agreements used with the Plan.

        1.3     EQUITY SUBJECT TO THE PLAN

            1.3(a) Subject to the adjustments permitted under the Plan, the maximum number of shares of Common Stock authorized for issuance under the Plan is 6,000,000 shares.

            1.3(b) Common Stock which is subject to Options which have expired without them being exercised, or which have been surrendered to the Company, shall become available for future grants or sale under the Plan (unless the Plan has terminated).

            1.3(c) The number of shares of Common Stock authorized for issuance under the plan may be changed by the Board of Directors of the Company, subject to the constraints on total number of authorized shared defined in the Company's articles of incorporation.


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        1.4     TERM OF THE PLAN

            1.4(a) The Plan shall become effective upon its adoption by the
                Board, and shall continue in effect for a term often (10) years unless sooner terminated under Section 12.1.

            1.4(b) The Plan shall be submitted to the Company's stockholders for their approval within 12 months of the adoption date of the Plan. No option granted under the Plan will become exercisable unless the Plan is approved by the stockholders as provided in the preceding sentence. If stockholder approval is not obtained as set forth herein, all options that may be granted after the Plan is adopted shall automatically terminate and be null and void, and no further options will be granted under the Plan.

        1.5     RESERVATION OF STOCK SUBJECT TO THE PLAN

        During the term of the Plan, the Company shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

        1.6     NO LIABILITY

        The inability of the Company to obtain any regulatory or governmental approvals which the Company's counsel deems are necessary to the lawful issuance of any right including the sale of shares of Common Stock under the Plan, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite approvals shall not have been obtained.

2.      ADMINISTRATION OF THE PLAN

        2.1     PROCEDURE

            2.1(a) The Board shall administer the Plan. The Board, however, may at anytime pursuant to written resolution appoint a committee of two (2) or more members of the Board and delegate to such committee one or more of the administrative powers allocated to the Board pursuant to the provisions of the Plan.

            2.1(b) Members of the committee shall serve on the committee for such period of time as the Board determines. Committee members serve at the pleasure of the Board and are subject to removal by the Board at anytime for any reason or for no reason at all.

            2.1(c) The Board may also at any time terminate the functions of the committee and re-assume all powers and authority previously delegated to the committee.


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        2.2     POWERS OF THE ADMINISTRATOR

        Subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such committee, the Administrator shall have authority in its discretion to:

            2.2(a) Determine the fair market value of the Common Stock, in accordance with Section 7 of the Plan.

            2.2(b) Select the specific Consultants and Employees to whom Options may be granted under the Plan.

            2.2(c) Determine the number of shares of Common Stock to be covered in the award of Options granted under the Plan.

            2.2(d) Approve the agreement forms for the use under the Plan.

            2.2(e) Determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the type of consideration to be paid for an award, the exercise price, the times or times when Options granted under the Plan may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restrictions, or limitations regarding any Option granted hereunder or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine.

            2.2(f) Reduce the exercise price of any Option if the fair market value of the Common Stock covered by the Option shall have declined since the date the was granted.

            2.2(g) Construe and interpret the terms of the Plan, awards granted under the Plan and agreements used under the Plan.

            2.2(h) Prescribe, amend and rescind guidelines, rules and
                regulations relating to the Plan.

            2.2(i) Modify or amend Options including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for m the Plan or agreements used in the Plan, subject to any limitations imposed by the Code with respect to Options.

            2.2(j) Determine the terms and conditions and restrictions applicable to Options.

            2.2(k) Determine whether granted Options are to be Incentive Stock
                Options or Nonstatutory Options.

            2.2(1) Amend the Plan from time to time to conform it with applicable requirements under the Code, SEC Rule 16-3 and state securities laws.


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            2.2(m) Make all other determinations and/or take all other actions deemed necessary or advisable by the Plan Administrator to effect the purposes of the Plan and for its administration.

        2.3     EFFECT OF ADMINISTRATOR'S DECISION

        All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options granted under the Plan.

        2.4     TERMS AND CONDITIONS IMPOSED ON AWARDS BY ADMINISTRATOR

        Terms, conditions or limitations imposed by the Administrator as conditions of the award of Options granted under the Plan need not be identical and may vary from time to time.

3.      ELIGIBILITY

        3.1     OPTION ELIGIBILITY

        Incentive Stock Options may only be granted to Employees. Nonstatutory Stock Options may be granted to Employees and Consultants selected by the Administrator.

        3.2     EMPLOYMENT

        Neither the Plan nor the grant of any Option under the Plan shall confer upon any holder of the Option any right to continue his employment or consulting relationship with the Company, nor shall it interfere in any way with the holder's right or the right of the Company, its parent or its subsidiary to terminate his employment or consulting relationship at any time, with or without reason.

        3.3 SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 16b-3 OF THE SECURITIES AND EXCHANGE COMMISSION

        In the event any of the Company's securities are registered under the Securities Exchange Act of 1934, any rights granted to Employees or Consultants who, at the time of the grant, may be subject to certain reporting and liability provisions of the aforementioned act, such rights shall be granted subject to such additional terms and conditions as may be required thereunder and under Rule 16b-3 to qualify for the maximum exemption from Section 16 of the aforementioned act.

4.      STOCK OPTIONS

        4.1     GRANTS OF INCENTIVE STOCK OPTIONS AND NONSTATUTORY OPTIONS

            4.1(a) Each Option granted under the Plan shall be designated in the written agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

            4.1(b) After the Administrator has determined that awards of Options will be granted, the Administrator shall advise the Employee or Consultant in writing of the terms,


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                conditions and restriction related to the granting of the award of Option, including the number of shares of Common Stock subject to the Option, the fair market value of the shares of Common Stock on the effective date of the grant, and restrictions and limitations placed on the exercise of the Option and/or the related shares of Common Stock.

            4.1(c) With respect to Incentive Stock Options, the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Employee under the Plan (or any other option plan of the Company or its parent or subsidiaries) may for the first time become exercisable as Incentive Stock Options under the Code during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the extent to which Incentive Stock Options can be exercised shall be applied on the basis of the order in which such options are granted.

        4.2     OPTION EXERCISE PRICE AND CONSIDERATION

            4.2(a) The Option (exercise) price per share of Common Stock subject to a Non-Statutory Stock Option shall not be less than 85 % of the fair market value of the Common Stock on the date of the Option grant.

            4.2(b) The Option (exercise) price per share of Common Stock subject to an Incentive Stock Option shall in no event be less than 100% of the fair market value of the Common Stock on the date of the Option grant.

            4.2(c) If any Employee to whom an Incentive Stock Option is to be granted is on the date of grant the owner of stock (as determined under Section 425(d) of the Code) is deemed a 10% Stockholder (as defined in the Plan), the exercise price per share shall not be less than 110% of the fair market value per share of Common Stock on the date of grant.

            4.2(d) The Option price shall become immediately due and payable upon exercise of the Option.

            4.2(e) The consideration to be paid for the Common Stock subject to the Option, including the method of payment, shall be determined by the Administrator at the time the Option is granted. The consideration may consist of:

                        (1) Cash or check in an amount equal to the Option price;

                        (2) Shares of Common Stock held by the Option holder for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at the fair market value on the exercise date of the Option; or


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                        (3)     A combination of shares of Common Stock held by
                                the option holder for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the exercise date of the Option, and cash or check in an amount equal to the exercise price which is not being paid by delivering shares of Common Stock; or

                        (4) A reduction in the amount of any Company liability to the Option holder; or

                        (5)     A promissory note; or

                        (6)     Service rendered; or

                        (7) Any combination of the foregoing methods of payment.

            4.2(f) In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

        4.3     TERM OF OPTIONS

            4.3(a) Subject to the provisions set forth below, each Option granted under the Plan shall become exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Administrator and as set forth in the stock option agreement evidencing the grant of the option.

            4.3(b) No Option granted under the Plan shall have a term in excess of ten (10) years, determined as of the Option grant date.

            4.3(c) Notwithstanding Section 4.3(b) above, no Option granted to an
                Employee or Consultant whom is deemed a 10% Stockholder shall have a term in excess of 5 years, determined as of the Option grant date.

            4.3(d) No Option shall be exercisable by anyone other than the individual to whom it was granted.

            4.3(e) Options are not assignable or transferable by the Option holder otherwise than by will or by the laws of descent and distribution.

            4.3(f) In the event that an Option is transferred to the spouse of an employee upon termination of the marital relationship of the employee, the Company shall have the right to repurchase the Option from the ex-spouse of the employee for $0.01 per each share of stock for which the Option may be exercised. The Company may exercise its right to repurchase options which have been transferred upon termination of the marital relationship within thirty (30) days after it receives written notice of termination of such marital relationship by delivering payment in full of the repurchase price to the ex-spouse, or any other party to whom the


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                option has been transferred. Upon delivery of the repurchase price to the holder of an Option which has been transferred upon termination of a marital relationship, the Option shall expire and become void. An option which has been transferred upon termination of a marital relationship shall not be exercisable until the expiration sixty (60) days after notice of the transfer has been delivered to the Company by the person to whom the Option has been transferred.

        4.4     EXERCISE OF OPTION

            4.4(a) Any Option granted under the Plan shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company or its subsidiary and/or the individual selected to be awarded an Option, and as shall be permissible under the terms of the Plan.

            4.4(b) An Option may not be exercised for a fraction of a share of
                Common Stock.

            4.4(c) An Option shall be deemed to be exercised upon the following:
                (i) when written notice of the exercise has been given to the Company in accordance with the terms of the Option by the individual entitled to exercise the Option and (ii) when full payment for the Common Stock underlying the Option has been received by the Company.

            4.4(d) Unless and until a certificate representing the Common Stock subject to the Option exercised has been duly registered in the stockholder register of the Company in the name of the individual who has exercised the Option, the holder of the Option has no rights to vote, receive dividends or any other rights as a stockholder with respect to the Common Stock underlying the Option.

            4.4(e) The Company shall issue or cause to be issued one or more stock certificates promptly upon the exercise of any outstanding Option.

        4.5     EFFECT OF TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP

            4.5(a) The Option Agreement may provide for the automatic expiration of an Option, in the event an Option holder's Continuous Status as an Employee or Consultant is terminated, with or without cause, for reasons other than retirement, Permanent Disability or death. If the Option Agreement does not provide for automatic expiration of an Option in the event an Option holder's Continuous Status as an Employee or Consulted is terminated for reasons other than retirement, Permanent Disability or death, the individual may, but only within such period of time as is determined by the Administrator (and in the case of an Incentive Stock Option, with such determination not exceeding three (3) months after the date of termination and in no event later than the expiration date of the term of the respective Option), exercise his Option to the extent that the holder of the Option was entitled to exercise it at the date of termination.


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            4.5(b) A change of status from an Employee to a Consultant or from a
                Consultant to an Employee does not terminate an individual's Continuous Status as an Employee or Consultant.

            4.5(c) With respect to Incentive Stock Options, if there is a change of status from an Employee to a Consultant, an Employee's Incentive Stock Options shall automatically convert to a Nonstatutory Stock Option on the 91stday following such change in status.

            4.5(d) In case the holder of an Option fails to exercise an Option within the time specified herein, or in case the holder of an Option is not entitled to exercise the Option at the date of his termination, the Option shall terminate.

        4.6     EFFECT OF TERMINATION ON ACCOUNT OF DISABILITY

        If termination occurs on account of Permanent Disability, the holder of the Option may exercise the Option to the extent it was exercisable at the date of termination within twelve (12) months from the date of such termination (and in no event later than the expiration term of the Option as set forth in the stock option agreement).

        4.7     EFFECT OF TERMINATION ON ACCOUNT OF DEATH

        If termination occurs on account of death, the Option may be exercised at anytime within twelve (12) months following the date of death (but in no event later than the expiration of the term of the Option). The Option may be exercised by the decedent's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Employee or Consultant would have been entitled to exercise the Option as of the date of the holder's death.

        4.8     CANCELLATION AND NEW GRANT OF OPTIONS

        The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan, and to grant in substitution therefor, new options under the Plan covering the same or different numbers of shares of Common Stock but having an Option puce per share not less than 85 % of the fair market value per share of Common Stock on the new grant date (or 100% of fair market value in the case of an Incentive Stock Option or, in the case of a 10% Stockholder, not less than 110% of the fair market value.

5.      REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL

        5.1     COMPANY'S REPURCHASE RIGHTS

        The stock option agreements, shareholders' agreements, and other agreements used in connection with any rights granted under the Plan may grant the Company rights to repurchase shares of Common Stock acquired pursuant to grants of Performance Stock, upon the exercise of outstanding Options, upon the exercise of Stock Purchase Rights or upon the exercise of SARs payable in the form of Common Stock, including but not limited to repurchase of Common Stock


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upon termination of the employment relationship and right of first refusal to purchase Common Stock which an employee proposed to transfer to a third party, as set forth in those agreements from time to time.

6.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

        6.1     CHANGES IN CAPITALIZATION

            6.1(a) The number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right and the purchase price related thereto, and the number of shares of Common Stock which are available under the Plan for future grants shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

            6.1(b) The adjustments permitted hereunder shall be made by the
                Board, whose determination in that respect shall be final, binding and conclusive.

            6.1(c) The conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration.

        6.2     MERGER OR ASSET SALE

            6.2(a) In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding right to acquire shares -of Common Stock shall be assumed or an equivalent right substituted by the successor corporation or a parent or subsidiary of the successor corporation.

            6.2(b) If the successor corporation refuses to assume or substitute the rights outstanding under the Plan, the holder of the outstanding rights shall be entitled to exercise the rights as to all of the shares of Common Stock covered by such rights.

            6.2(c) If the outstanding rights become exercisable as provided above, the Administrator shall notify the holders of such rights that such rights are fully exercisable for a period of thirty
                (30) days from the date of the Administrator's notice, and the rights (if not exercised within the time prescribed) shall terminate on the last day of the exercise period.

7.      DETERMINATION OF FAIR MARKET VALUE

        The fair market value of the Common Stock on any relevant date shall be determined in accordance with the provisions set forth in this Section.


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        7.1     DETERMINATION BY BOARD

        If the Common Stock is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, the fair market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

        7.2     COMMON STOCK LISTED FOR TRADING ON STOCK EXCHANGE

        If the Common Stock is listed or admitted to trading on any stock exchange, the fair market value shall be the closing selling price of the Common Stock reported on the date of grant or award by the primary market for the Common Stock, and in case no closing selling price was reported on that date, then the fair market value shall be the selling closing price of the Common Stock on the date preceding the grant date of the option or award.

        7.3     COMMON STOCK LISTED FOR TRADING ON THE OVER-THE-COUNTER MARKET

        If the Common Stock is not listed or admitted to trading on any exchange, but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked price, or the closing selling price, of the Common Stock reported by the National Association of Securities Dealers on NASDAQ (or successor system) on the date of the option grant or award. If there are no reported bid or asked prices, or closing selling price, for the Common Stock on the granted or award date, then the fair market value of the Common Stock shall be the mean between the highest bid price and lowest asked price, or the closing selling price, on the last preceding date for which such quotations exist.

8.      COMPANY LOANS

        8.1     DISCRETION

        The Administrator may, in its sole discretion, assist any Participant with the exercise of any right granted under the Plan which is then exercisable or with the purchase of shares under the Plan by authorizing the extension of a Company loan to any Employee or Consultant who has been granted either Options or Stock Purchase Rights under the Plan.

        8.2     TERMS

        The terms of any loan (including the interest rate and terms of repayment) shall be established by the Administrator in its sole discretion. Loans may be granted with or without security or collateral, but the maximum credit available to the Employee or Consultant may not exceed the sum of the aggregate option price or purchase price payable for the shares of Common Stock purchased plus any federal and state income and employment tax liability incurred by the holder of the Plan rights in connection with the exercise of the Option or the Stock Purchase Rights.

9.      USE OF PROCEEDS

        Any cash proceeds received by the Company from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes.


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10.     WITHHOLDINGS

        The Company's obligation to deliver shares of Common Stock upon the exercise or surrender of any right granted, or upon the award or purchase of any shares, under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

11.     REGULATORY APPROVALS

        11.1    SECURITIES COMPLIANCE

        The implementation of the Plan, the granting of any Performance Shares or stock options, or the sale of any shares under the Plan, and the issuance of any Common Stock upon the exercise of outstanding Options shall be subject to the Company's compliance with regulatory requirements under applicable securities laws.

        11.2    STOCK LEGENDS

            11.2(a) Each stock certificate representing shares of Common Stock
                (or other securities) issued under the Plan shall bear any transfer restrictions or legends required under applicable securities laws.

12.     AMENDMENT OF THE PLAN AND TERMINATION

        12.1    AMENDMENT AND TERMINATION

        The Board may at any time, amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any holder of any right granted prior to the amendment or suspension or discontinuation of the Plan without the consent of the holder of such rights affected. In addition, to the extent necessary and desirable to comply with Rule lbb-3 under the Exchange Act or with Section 422 of the Code or to comply with applicable securities laws, the Company shall obtain stockholder approval of any Plan amendments in such manner and to such degree as required.

        12.2    EFFECT OF AMENDMENT OR TERMINATION

        Amendments or termination of the Plan shall not affect outstanding rights granted prior to the date of the amendment or termination, and such rights shall remain in force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the holder of the outstanding right and the Administrator.

13.     NO CORPORATE OR BUSINESS IMPAIRMENT

        The grant of Performance Stock, Options or other rights or the sale of shares of Common Stock under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital structure or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


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14.     AGREEMENTS

        Rights granted under the Plan shall be evidenced, by written agreements in such form as the Administrator shall approve from time to time.


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                                TABLE OF CONTENTS

                                                                                           PAGE

1.      GENERAL.............................................................................1

        1.1    Purpose of the Plan..........................................................1

        1.2    Definitions..................................................................1

        1.3    Equity Subject to the Plan...................................................2

        1.4    Term of the Plan.............................................................3

        1.5    Reservation of Stock Subject to the Plan.....................................3

        1.6    No Liability.................................................................3

2.      ADMINISTRATION OF THE PLAN..........................................................3

        2.1    Procedure....................................................................3

        2.2    Powers of the Administrator..................................................4

        2.3    Effect of Administrator's Decision...........................................5

        2.4    Terms and Conditions Imposed On Awards by Administrator......................5

3.      ELIGIBILITY.........................................................................5

        3.1    Option Eligibility...........................................................5

        3.2    Employment...................................................................5

        3.3    Section 16 of the Securities Exchange Act of 1934 and Rule 16b-3 of the
               Securities and Exchange Commission...........................................5

4.      STOCK OPTIONS.......................................................................5

        4.1    Grants of Incentive Stock Options and Nonstatutory Options...................5

        4.2    Option Exercise Price and Consideration......................................6

        4.3    Term of Options..............................................................7

        4.4    Exercise of Option...........................................................8

        4.5    Effect of Termination of Employment or Consulting Relationship...............8

        4.6    Effect of Termination on Account of Disability...............................9

        4.7    Effect of Termination on Account of Death....................................9

        4.8    Cancellation and New Grant of Options........................................9

5.      REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL.......................................9

        5.1    Company's Repurchase Rights..................................................9

6.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER...............................10

        6.1    Changes in Capitalization...................................................10
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        6.2    Merger or Asset Sale........................................................10

7.      DETERMINATION OF FAIR MARKET VALUE.................................................10

        7.1    Determination by Board......................................................11

        7.2    Common Stock Listed for Trading on Stock Exchange...........................11

        7.3    Common Stock Listed for Trading on the Over-the-Counter Market..............11

8.      COMPANY LOANS......................................................................11

        8.1    Discretion..................................................................11

        8.2    Terms.......................................................................11

9.      USE OF PROCEEDS....................................................................11

10.     WITHHOLDINGS.......................................................................12

11.     REGULATORY APPROVALS...............................................................12

        11.1   Securities Compliance.......................................................12

        11.2   Stock Legends...............................................................12

12.     AMENDMENT OF THE PLAN AND TERMINATION..............................................12

        12.1   Amendment and Termination...................................................12

        12.2   Effect of Amendment or Termination..........................................12

13.     NO CORPORATE OR BUSINESS IMPAIRMENT................................................12

14.     AGREEMENTS.........................................................................13
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